As filed with the Securities and Exchange Commission on May 7, 2026

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________________________
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT of 1933
__________________________________

UNITED PARCEL SERVICE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	58-2480149 (IRS Employer Identification No.)
55 Glenlake Parkway, N.E.,
Atlanta, Georgia 30328
(Address of Principal Executive Offices Including Zip Code)
____________________________________

United Parcel Service, Inc. 2026 Omnibus Incentive Compensation Plan
(Full Title of the Plan)
___________________________________

Norman M. Brothers, Jr.
EVP & Chief Legal and Compliance Officer
55 Glenlake Parkway, N.E.
Atlanta, Georgia 30328
(404) 828-6000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
    Large accelerated filer ☒    Accelerated filer
    Non-accelerated filer     Smaller reporting company
    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by United Parcel Service, Inc. (the “Registrant”) to register 25,000,000 shares of class A common stock, par value $0.01 per share (the “Shares”) issuable under the United Parcel Service, Inc. 2026 Omnibus Incentive Compensation Plan (the “2026 Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information required in Part I of this Registration Statement is included in one or more prospectuses for the 2026 Plan that are not filed as part of this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference (excluding any information “furnished,” but not “filed” with the Commission) :
(a)    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 (Commission File No. 001-15451), filed February 17, 2026;
(b)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (Commission File No. 001-15451), filed May 6, 2026;
(c)    The Registrant’s Current Report on Form 8-K (Commission File No. 001-15451) filed February 6, 2026; and
(d)    The description of the Class A Common Stock contained in Exhibit 4.43 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 (Commission File No. 001-15451), filed February 17, 2026 (which updated the description thereof contained in Item 14 of the Registrant’s Registration Statement on Form 8-A, filed with the SEC in April 1970, as updated by Item 5 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998, as modified by the description of the Class A Common Stock contained in the Registrant’s Registration Statement on Form S-4 (No. 333-58268)), and any subsequent amendment or report filed for the purpose of updating such description. The Registrant succeeded to the Exchange Act registration of United Parcel Service of America, Inc. pursuant to Rule 12g-3 under the Exchange Act.
All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information “furnished” but not “filed”) subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Registrant is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except where (i) a director or officer breached the duty of loyalty, (ii) a director or officer failed to act in good faith, (iii) a director engaged in intentional misconduct or knowingly violated a law, (iv) a director or officer authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit or (v) an action by or in the right of the corporation is brought against an officer. The Registrant’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for this limitation of liability with respect to the Registrant’s directors but does not limit the liability of the Registrant’s officers.
Section 145 of the DGCL (“Section 145”), among other things, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
The Registrant’s Amended and Restated Bylaws (the “Bylaws”) generally provide that the Registrant will indemnify its directors and officers to the fullest extent authorized by the DGCL and will also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is not further right to appeal that such person is not entitled to be indemnified.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
The Registrant expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that it may make to such directors and officers.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description

4.1
Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 12, 2010 (Commission File No. 001-15451))

4.2
Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 9, 2023 (Commission File No. 001-15451))

5.1*	Opinion of Gibson, Dunn & Crutcher LLP

23.1*	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature page)

99.1
United Parcel Service, Inc. 2026 Omnibus Incentive Compensation Plan (incorporated herein by reference to Annex A to the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on March 19, 2026 (Commission File No. 001-15451))

107.1*	Filing Fee Table
    * Filed herewith.

Item 9. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
    (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 7th day of May, 2026.

UNITED PARCEL SERVICE, INC.

By:	/s/ Norman M. Brothers, Jr.
Norman M. Brothers, Jr.
Executive Vice President and Chief Legal and Compliance Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Carol B. Tomé, Brian Dykes and Norman M. Brothers, Jr., or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file any and all amendments, including post-effective amendments, supplements and exhibits to this Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

	Chief Executive Officer	May 7, 2026
/s/ CAROL B. TOMÉ	(Principal Executive Officer)
Carol B. Tomé

/s/ BRIAN DYKES	Executive Vice President and Chief Financial Officer	May 7, 2026
Brian Dykes

/s/ RODNEY C. ADKINS	Director	May 7, 2026
Rodney C. Adkins

/s/ EVA C. BORATTO	Director	May 7, 2026
Eva C. Boratto

/s/ KEVIN CLARK	Director	May 7, 2026
Kevin Clark

/s/ WAYNE M. HEWETT	Director	May 7, 2026
Wayne M. Hewett

/s/ ANGELA HWANG	Director	May 7, 2026
Angela Hwang

/s/ WILLIAM R. JOHNSON	Director	May 7, 2026
William R. Johnson

/s/ FRANCK J. MOISON	Director	May 7, 2026
Franck J. Moison

/s/ JOHN MORIKIS	Director	May 7, 2026
John Morikis

/s/ CHRISTIANA SMITH SHI	Director	May 7, 2026
Christiana Smith Shi

/s/ RUSSELL STOKES	Director	May 7, 2026
Russell Stokes

	Director	May 7, 2026
Kevin M. Warsh